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                                                                    EXHIBIT 10.1

                         EXECUTIVE MANAGEMENT BONUS PLAN

                              STARBUCKS CORPORATION

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APPROVAL BY SHAREHOLDERS         The material terms of the Objective Performance
                                 Goals under this Executive Management Bonus
                                 Plan (the "Plan") will be submitted to the shareholders of Starbucks Corporation ("Starbucks" or the "Company") on March 21, 2007. Shareholder approval of the Plan is required in order for the bonuses paid upon achievement of the Objective Performance Goals to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

PLAN TERM                        Five fiscal years beginning October 2, 2006.

PLAN EFFECTIVE DATE              October 2, 2006.

PLAN YEAR                        Starbucks fiscal year, which ends on the Sunday
                                 closest to September 30.

PURPOSE The purpose of the Plan is to increase shareholder value by providing an incentive for the achievement of goals that support Starbucks strategic plan.
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ELIGIBILITY                      Starbucks partners serving in positions of
                                 executive vice president and above and other senior officers of the Corporation, as designated by the Compensation and Management Development Committee (the "Compensation Committee") of the Board of Directors, are eligible to participate in the Plan.

                                 The executive vice president, Partner Resources and the chief executive officer have the authority to recommend Participants. The Compensation Committee has the sole authority to designate Participants.

                                 Eligibility will cease upon termination of the Participant's employment, withdrawal of designation by the Compensation Committee, transfer to a position compensated otherwise than as provided in the Plan, termination of the Plan by Starbucks, or if the Participant engages, directly or indirectly, in any activity which is competitive with any Starbucks activity.

                                 If a Participant changes from an eligible position to an ineligible position during the Plan Year, eligibility to participate will be at the discretion of the Compensation Committee.

TARGET BONUS                     The Target Bonus for each Participant shall be
                                 established by the Compensation Committee no later than ninety (90) days after the beginning of the Plan Year. The Target Bonus shall be the amount that would be paid to the Participant under the Plan if 100% of Objective Performance
                                 Goals and 100% of Individual Goals were met.
                                 The Target Bonus may be established as a percentage of Base Pay, a specific dollar amount, or according to another method established by the Compensation Committee. The amount of the Target Bonus earned by the Participant shall be based on the achievement of Objective Performance Goals and, if applicable, Individual Performance Goals.

                                 Base Pay is the annual pay rate established for the Participant by Starbucks and in effect on the last day of the Plan Year or, in the case of a deceased or disabled Participant, on the last day of participation in the Plan. Starbucks, in conjunction with the Compensation Committee, may at any time, in its sole discretion, prospectively revise the Participant's Base Pay.
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GOALS

-    OBJECTIVE PERFORMANCE       -    In accordance with Section 162(m) of the
     GOALS                            Internal Revenue Code, the Compensation
                                      Committee shall select one or more
                                      objective performance goal measures from among Earnings Per Share, Return on
                                      Capital, Sales Growth and Volume, Return on Assets, Return on Equity, Net Income,
                                      Operating Income, Economic Profit, Expense
                                      Reduction or Controllable Expenses, Profit
                                      Margin, Total Shareholder Return, Stock
                                      Price, and/or Free Cash Flow for the
                                      Objective Performance Goals. The
                                      Compensation Committee shall select the
                                      Objective Performance Goals for each
                                      Participant no later than ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain.

                                 -    At the Compensation Committee's
                                      discretion, objective performance goals
                                      may differ by Participant, relate to
                                      performance on a Company-wide or business unit basis, be expressed on an absolute and/or relative basis, and may be based on or employ comparisons based on internal targets, past performance and/or the past or current performance of peer companies.

                                 -    The Compensation Committee shall select
                                      the amount of the Target Bonus for each
                                      Participant that will be determined by
                                      achievement of the Objective Performance
                                      Goals.

-    OBJECTIVE PERFORMANCE       -    The Compensation Committee may establish
     GOALS (CONT.)                    any special adjustments that will be
                                      applied in calculating whether the
                                      Objective Performance Goals have been met to factor out extraordinary items no later than ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain.

                                 -    If the Objective Performance Goals
                                      selected by the Compensation Committee are not met, no bonus related to those goals is payable under the Plan.

-    INDIVIDUAL GOALS            -    The portion of the Target Bonus not
                                      determined by achievement of the Objective
                                      Performance Goals shall be determined by the Participant's achievement of
                                      Individual Goals.

                                 -    Each Participant with Individual Goals
                                      shall submit such Individual Goals for
                                      approval by the Compensation Committee.

                                 -    The maximum performance level for each
                                      Individual Goal is 100%.
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BONUS PAYOUT AND ELIGIBILITY     Bonus Payout for each Participant is based on
                                 the achievement of the Objective Performance
                                 Goals and the Individual Goals. A Bonus Payout under this Plan is earned as of the end of the Plan Year and will be paid according to the Plan, if the Participant:

                                 1)   remains a Starbucks partner through the
                                      end of the Plan Year, unless employment is terminated prior to the end of the Plan Year due to death or disability, and

                                 2)   refrains from engaging during the Plan
                                      Year, directly or indirectly, in any
                                      activity that is competitive with any
                                      Starbucks activity.

                                 The Compensation Committee, in its discretion, may determine that the Bonus Payout for any Participant will be less than (but not greater than) the amount earned by such Participant under the Plan.

BONUS PAYOUT CALCULATION         Within ninety (90) days after the beginning of
                                 the Plan Year and while the outcome is
                                 substantially uncertain, the Compensation
                                 Committee shall review and approve for each
                                 Participant: the target bonus; the Objective
                                 Performance Goals; and the relative weighting of the Goals for the Plan Year. Those metrics will be used to calculate the Bonus Payout for each Participant. The Compensation Committee shall review the Bonus Payout Calculation for each Participant. The maximum Bonus Payout for the achievement of Objective Performance Goals is $3,500,000, to any one Participant in any plan year.

BONUS PAYOUT PRORATIONS          For any partner who meets eligibility criteria
                                 and becomes a Participant after the start of the Plan Year or whose employment with Starbucks is terminated prior to the end of the Plan Year because of disability or death, the Compensation Committee (1) shall prorate the Bonus Payout related to the Objective
                                 Performance Goals, and (2) in its discretion, may prorate the Bonus Payout related to Individual Performance Goals. If the
                                 Participant is on a leave of absence for a portion of the Plan Year, the Compensation
                                 Committee in its discretion may reduce the Participant's Bonus Payout on a pro-rata basis.

                                 The proration is based on the number of full months during which the Participant participated in the Plan during the Plan Year. Credit is given for a full month if the Participant is eligible for 15 or more calendar days during that month.

                                 If a Participant changes positions within
                                 Starbucks during the Plan Year, the
                                 Compensation Committee in its discretion may
                                 prorate the Participant's Bonus Payout by the number of months in each position.
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ADMINISTRATION                   COMPENSATION COMMITTEE RESPONSIBILITIES:
                                 Approve the Plan design, Objective Performance Goals, and Individual Goals (if applicable) for each Participant. Determine and certify the achievement of the Objective Performance Goals and Individual Goals. Approve the Bonus Payout calculation and Bonus Payout for each Participant.

                                 In the event of a dispute regarding the Plan, the Participant may seek resolution through the executive vice president, Partner Resources and the Compensation Committee. All determinations by the Compensation Committee shall be final and conclusive.

BONUS PAYOUT ADMINISTRATION      The Bonus Payout will be made as soon as
                                 administratively feasible and is expected to be within approximately 75 days after the end of the Plan Year. No amount is due and owing to any Participant before the Compensation
                                 Committee has determined the Bonus Payout.

                                 The Company will withhold amounts applicable to federal, state and local taxes, domestic or foreign, required by law or regulation. Contributions for Future Roast 401(k) and Management Deferred Compensation Plan (MDCP) are deducted from cash Bonus Payouts, based on the Participants' elections then in effect.

TERMINATION OF EMPLOYMENT        The Plan is not a contract of employment for
                                 any period of time. Any Participant may resign or be terminated at any time for any or no reason. Employment and termination of employment are governed by Starbucks policy and any applicable employment agreement and not by the Plan.

REVISIONS TO THE PLAN            The Plan will be reviewed by the executive vice
                                 president, Partner Resources and the
                                 Compensation Committee on a periodic basis for revisions. Starbucks reserves the right at its discretion with or without notice, to review, change, amend or cancel the Plan, at any time.
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